UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

QuantumScape Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39345	85-0796578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 Technology Drive
San Jose, California		95110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 452-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	QS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2026, QuantumScape Battery, Inc. (“QS”), a wholly owned subsidiary of QuantumScape Corporation (the “Company”), entered into an amendment (the “Amendment”) to the Amended and Restated Collaboration Agreement, dated as of July 17, 2025 (the “Collaboration Agreement”), with PowerCo SE (“PowerCo”), a battery cell company wholly owned by the Volkswagen Group, a major investor in the Company. The Collaboration Agreement is described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2025, which is incorporated herein by reference.

Under the Amendment, QS and PowerCo updated the program structure and milestones for their continued joint development, validation, demonstration, and initial commercialization of battery cells based on QSE-5 Technology, and toward the transfer of QSE-5 Technology into a cell size to be determined by PowerCo. The amended set of milestones focus on automotive cell development, larger format cells and the Company’s future technology roadmap. The Amendment replaces the prior statement of work and related cost reimbursement structure with payments based on the achievement of milestones, including the delivery and validation of battery cells over the next two years. Under the Amendment, the maximum aggregate amount the Company will receive from PowerCo for the program is $75.4 million, inclusive of amounts paid to date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1. The Amendment does not modify the terms of the IP License Agreement that may be entered into by QS and PowerCo, as described in the Current Report on Form 8-K filed on July 23, 2025.

Item 1.02 Termination of a Material Definitive Agreement.

Statement of Work No. 1, previously disclosed as part of the Collaboration Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 23, 2025, was terminated effective as of July 16, 2026, and replaced by terms of the Amendment. Any outstanding obligations invoiced to PowerCo under the Collaboration Agreement to date remain due and payable to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Amendment to the Amended and Restated Collaboration Agreement (including Statement of Work No. 2)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Amendment and the anticipated benefits thereof; the development, validation, demonstration, and initial commercialization of the Company’s battery technology; the transfer of QSE-5 Technology into a cell size to be determined by PowerCo; the achievement and timing of technical and other milestones; and the contributions and milestone-based payments the Company expects to receive from PowerCo. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements, including due to difficulties in successfully developing and commercializing the Company’s solid-state battery technology, achieving technical and other milestones under the Amendment and receiving the related contributions and milestone-based payments from PowerCo, the risk that the anticipated benefits of the Amendment are not realized, the Company’s dependence on its relationship with PowerCo and the Volkswagen Group, as well as difficulties in achieving the quality, consistency, reliability, safety, cost and throughput required for commercial production and sale, changes in economic and financial conditions, market demand for EVs, retaining key personnel, competition, regulatory changes, broader economic conditions, and due to other factors discussed in the section titled “Risk Factors” in the Company’s Annual Report and Quarterly Reports and other documents filed with the Securities and Exchange Commission from time to time. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QuantumScape Corporation

Date:	July 22, 2026	By:	/s/ Michael McCarthy
Name: Michael McCarthy Title: Chief Legal Officer and Head of Corporate Development